Exhibit 99.2

Apple Inc.

Q1 2014 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Q1’14		Q4’13		Q1’13		Sequential Change		Year/Year Change
		Revenue		Revenue		Revenue		Revenue		Revenue
Operating Segments
Americas		$20,098		$13,941		$20,341		44%		-1%
Europe		13,073		8,005		12,464		63%		5%
Greater China (a)		8,844		5,733		6,830		54%		29%
Japan		4,948		3,341		4,443		48%		11%
Rest of Asia Pacific		3,633		1,980		3,993		83%		-9%
Retail		6,998		4,472		6,441		56%		9%

Total Apple		$57,594		$37,472		$54,512		54%		6%

	Q1’14		Q4’13		Q1’13		Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
iPhone (b)	51,025	$32,498	33,797	$19,510	47,789	$30,660	51%	67%	7%	6%
iPad (b)	26,035	11,468	14,079	6,186	22,860	10,674	85%	85%	14%	7%
Mac (b)	4,837	6,395	4,574	5,624	4,061	5,519	6%	14%	19%	16%
iPod (b)	6,049	973	3,498	573	12,679	2,143	73%	70%	-52%	-55%
iTunes/Software/Services (c)		4,397		4,260		3,687		3%		19%
Accessories (d)		1,863		1,319		1,829		41%		2%

Total Apple		$57,594		$37,472		$54,512		54%		6%

(a)	Greater China includes China, Hong Kong and Taiwan.

(b)	Includes deferrals and amortization of related non-software services and software upgrade rights.

(c)	Includes revenue from sales on the iTunes Store, the App Store, the Mac App Store, and the iBooks Store, and revenue from sales of AppleCare, licensing and other services.

(d)	Includes sales of hardware peripherals and Apple-branded and third-party accessories for iPhone, iPad, Mac and iPod.